Exhibit 99.1

CONTACTS:
Chris Andrews	Tim Breuer	Chuck Hartmann
IBM Media Relations	IBM Media Relations	IBM Investor Relations
(914) 766-1195	(914) 766-1711	(914) 499-4531
candrews@us.ibm.com	breuer@us.ibm.com	cshartma@us.ibm.com

Chas Kielt	David Roy
Ascential Software Media Relations	Ascential Software Investor Relations
(508) 599-7256	(508) 599-7290
chas.kielt@ascential.com	david.roy@ascential.com

IBM to Acquire Ascential Software
Extends Leadership in Helping Customers Integrate, Structure and Manage Information

ARMONK, NY and WESTBORO, Mass.–March 14, 2005–IBM (NYSE: IBM) and Ascential Software Corporation (Nasdaq: ASCL) today announced the two companies have entered into a definitive agreement for IBM to acquire the equity of Ascential Software, a publicly held company based in Westboro, Mass., in an all cash transaction at a price of approximately $1.1 billion or $18.50 per share. The acquisition is subject to Ascential Software shareholder and regulatory approvals and other customary closing conditions, and is expected to close in the second quarter of 2005.

     Ascential Software is a leading provider of enterprise data integration software. Customers worldwide use Ascential’s data integration software to build enterprise data warehouses, power business intelligence systems, consolidate enterprise applications, create and manage master repositories of critical business information, and enable on demand data access. Ascential Software’s integrated portfolio helps companies solve their most complex and demanding data integration challenges to streamline operations, improve customer support, expedite business transactions, and make better strategic decisions.

     The acquisition complements and strengthens IBM’s fast-growing information integration business, a key part of the company’s information management efforts and a unit that produced triple-digit growth in 2004. Ascential Software also grew rapidly in 2004, with a reported 46 percent total revenue increase to $271.9 million.

     “Information integration is an important enabler of an on demand business strategy and customers are increasing their investments in software that allows them to rapidly analyze, consolidate and extract value from their business data,” said Steve Mills, senior vice president and group executive, IBM Software Group. “The acquisition of Ascential Software expands IBM’s open information integration platform and strengthens our ability to help customers create an environment that delivers the data they need, in the right form, to the right location, and at the right time. That’s the mark of an on demand business.”

     The acquisition announced today addresses a key customer challenge — applying technology to respond much more quickly to changing market conditions. For example, some of the largest retailers use Ascential’s software to gather, standardize and structure sales information from multiple channels (for example, Internet, catalogs, storefronts), providing a single view of vendors and customers from disparate systems, and make rapid inventory and pricing adjustments in response to changing market demands. Enabling customers to react and respond with speed to rapidly emerging business opportunities is an example of IBM’s on demand business strategy.

     Ascential Software’s ability to quickly gather, move and enhance the quality of large amounts of data complements IBM’s WebSphere Information Integrator product portfolio. WebSphere Information Integrator software enables customers to centrally manage and access data that is stored across a variety of structured and unstructured sources, from IBM and non-IBM vendors, in real-time. This combination will help customers solve numerous integration problems. For example, a company trying to consolidate data from multiple ERP systems into a single system could leverage WebSphere Information Integrator to access various mainframe or distributed sources for profiling and assessment, and then use Ascential Software’s data migration and transformation capabilities to integrate the data.

     IBM is acquiring Ascential Software to extend the industry’s broadest and deepest offering for standards-based business integration across heterogeneous environments. With more than 3,000 customers and partners across all major industries, Ascential Software is widely viewed as a leader in enterprise data integration.

     IDC, a global market intelligence and advisory firm in the information technology and telecommunications industries, projects that worldwide data integration spending will increase from $9.3 billion in 2003 to $13.6 billion in 2008. IDC also reports that the top three business issues most organizations say they need to be addressed through integration are to respond faster to changing business needs, improve operational productivity of employees, and provide better service to customers.1

     “The integration market is changing and evolving as customers demonstrate a preference for broad solutions that meet enterprise integration requirements,” said Peter Gyenes, chairman and chief executive officer, Ascential Software. “IBM shares our understanding that data integration is a strategic component of information and process integration and offered us this opportunity to combine and form a stronger competitor in the large and growing integration market. At the same time, this transaction offers Ascential Software shareholders solid appreciation over recent trading prices of our stock, without the execution and business risk.”

     Once the acquisition is completed, IBM will:

•	Establish Ascential Software’s operations as a business unit within IBM’s Information Management software division led by General Manager Janet Perna.

•	Incorporate Ascential Software technology and solutions into IBM’s Information Management and Software Group offerings.

•	Market and sell Ascential Software products through IBM’s and Ascential Software’s worldwide sales channels and Business Partners.

•	Build upon the companies’ existing partnership, which includes more than 550 joint customers worldwide.

     Ascential Software already integrates with IBM WebSphere Business Integration software as part of a service-oriented architecture (SOA), providing complex data movement and transformation within a process step, thereby helping customers speed time-to-market and increase their ROI.

     This acquisition, combined with IBM’s middleware portfolio, strengthens IBM’s leadership in key on demand initiatives such as business intelligence, business performance management, business transformation, multi-channel commerce, RFID, merger and acquisition consolidation, master data management and regulatory compliance.

     The Ascential Software technology also furthers IBM’s commitment to open computing through its ability to support both IBM and non-IBM data sources, including those of Oracle, Microsoft and SAP.

About IBM
 IBM is the world’s largest information technology company, with 80 years of leadership in helping businesses innovate. Drawing on resources from across IBM and key Business Partners, IBM offers a wide range of services, solutions and technologies that enable customers, large and small, to take full advantage of the new era of e-business. For more information about IBM, visit www.ibm.com.

About Ascential Software Corporation
Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Software Enterprise Integration Suite to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (or 1-508-366-3888 from outside the U.S. or Canada) or visit the Ascential Software website at www.ascential.com.

NOTE TO INVESTMENT COMMUNITY:
Financial analysts can find more information regarding this acquisition at: www.ibm.com/investor.

Ascential Software management will host a conference call at 8:00 AM (EST) today to discuss this important announcement. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential Software web site at www.ascential.com/investors. For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (800) 945-1634 beginning about two hours after the call ends. No passcode is required for the replay.

1 IDC Worldwide Data Integration Spending 2004-2008 Forecast, July 2004 (IDC #31546), Steve McClure

IBM, DB2, and IBM are trademarks of International Business Machines Corporation in the United States, other countries, or both. Other company, product or service names may be trademarks or service marks of others.

ADDITIONAL INFORMATION ABOUT THE MERGER
AND WHERE TO FIND IT

In connection with the proposed merger and required stockholder approval, Ascential Software Corporation (the “Company”) will file with the SEC a preliminary proxy statement and a definitive proxy statement that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: David Roy, Vice President of Investor Relations, (800) 966-9875 or from the Company’s website at www.ascential.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the acquisition. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 27, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and final proxy statements regarding the acquisition, which will be filed with the SEC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of Ascential Software’s products and technology; results achievable and benefits attainable through deployment of Ascential Software’s products and provision of services; the ability of Ascential Software’s products to help companies streamline operations, improve customer support, expedite business transactions, and make better tactical and strategic decisions; and improvements in operational performance and decision-making. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of the company to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by the company; dependence on international operations; global and geopolitical instability; compliance costs associated with regulations to which the company is subject, including the Sarbanes-Oxley Act of 2002, and the impact of such regulations; and difficulties that the company may experience integrating technologies, operations and personnel of completed or future acquisitions. For a detailed discussion of these and other cautionary statements, please refer to the filings made by Ascential Software with the Securities and Exchange Commission, including, without limitation, the most recent Quarterly Report on Form 10-Q. Ascential Software disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in Ascential Software’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based. Ascential Software is not responsible for statements attributed to third parties within this release or in any materials referenced herein. Partnerships described herein shall be deemed to be strategic alliances only, and shall not imply the power of either partner to bind the other partner or to incur obligations on behalf of the other partner.